Exhibit 99.1
News Release
Pentair Reports Fourth Quarter and Full Year 2014 Results

•	Fourth quarter sales of $1.8 billion.

•	Fourth quarter adjusted EPS grew 23 percent to $1.06.

•	Full year free cash flow of $889 million exceeded 120 percent of adjusted net income.

•	The company updates 2015 EPS guidance to a range of $4.10 - $4.25 from a range of $4.20 - $4.35.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
MANCHESTER, United Kingdom — February 3, 2015— Pentair plc (NYSE: PNR) today announced fourth quarter 2014 sales of $1.8 billion. Sales were down 2 percent compared to sales for the same period last year. Excluding the unfavorable impact of currency translation, core sales grew 2 percent in the fourth quarter. Adjusted fourth quarter 2014 earnings per diluted share from continuing operations (“EPS”) were $1.06, up 23 percent from adjusted EPS of $0.86 in the fourth quarter of last year. On a GAAP basis, the company reported EPS of $0.74 compared to $0.81 in the fourth quarter of 2013. Adjusted EPS, adjusted operating income, and segment income exclude acquisition and redomicile-related expenses, restructuring costs, "mark-to-market" pension adjustment, impairments, gain on sale of businesses, and certain tax items.
Fourth quarter 2014 adjusted operating income was $274 million, up 10 percent compared to adjusted operating income for fourth quarter 2013, and adjusted operating margins were 15.2 percent, an expansion of 160 basis points when compared to adjusted 2013 operating margins. On a GAAP basis, the company reported operating income of $189 million for the quarter.
For the full year, the company reported sales of $7.0 billion, adjusted operating income of $1.0 billion, and adjusted EPS of $3.78. On a GAAP basis, the company reported operating income of $865 million and EPS of $3.18.
Free cash flow was $289 million for the quarter and $889 million for the full year; which represented greater than 120 percent conversion of adjusted net income for the full year.
Pentair paid dividends of $0.30 per share in the fourth quarter of 2014. Pentair previously announced on December 10, 2014 that its Board of Directors approved a 16 percent increase in the company's regular annual cash dividend rate for 2015 to $1.28 from $1.10. 2015 will mark the 39th consecutive year that Pentair has increased its dividend.
“We ended 2014 with another strong quarter of robust margin expansion and earnings growth driven by strong internal execution,” said Randall J. Hogan, Pentair Chairman and Chief Executive Officer. "We delivered 2 percent core sales growth during the year despite some market headwinds that have strengthened, and we believe our diverse portfolio is positioned to deliver accelerating core sales growth in 2015."
FOURTH QUARTER BUSINESS HIGHLIGHTS
All references to changes in core sales exclude the impact of currency translation. See attached reconciliations of these Non-GAAP measures.
Valves & Controls delivered fourth quarter 2014 sales of $613 million, down 6 percent versus the prior year quarter. Core sales declined 1 percent year over year for the fourth quarter. Backlog, including the unfavorable impact of currency translation, declined 7 percent to $1.2 billion compared to third quarter 2014.

•
Core sales in the Energy vertical, which accounted for approximately 60 percent of Valves & Controls revenue in the quarter, decreased 3 percent. Core sales to the oil & gas industry decreased 5 percent while core sales to the power and mining industries were flat.

•	Core sales in the Industrial vertical, which accounted for approximately 40 percent of Valves & Controls revenue in the quarter, increased 1 percent.
Valves & Controls delivered fourth quarter segment income of $103 million, up 30 percent compared to $79 million in the same quarter last year. Fourth quarter 2014 segment margins increased 470 basis points to 16.9 percent.

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Process Technologies fourth quarter sales were $480 million, up 2 percent versus the prior year quarter. Core sales grew 5 percent in the fourth quarter.

•	Core sales in the Residential & Commercial vertical, which accounted for approximately 60 percent of Process Technologies revenue in the quarter, increased 5 percent.

•	Core sales in the Food & Beverage vertical, which accounted for approximately 25 percent of Process Technologies revenue in the quarter, increased 7 percent.
Process Technologies delivered fourth quarter segment income of $67 million compared to $68 million in the same period last year. Segment margins decreased by 40 basis points to 14.0 percent.
Flow Technologies delivered fourth quarter 2014 sales of $250 million, down 6 percent versus the prior year quarter. Core sales declined 4 percent in the fourth quarter.

•	Core sales in the Residential & Commercial vertical, which accounted for approximately 50 percent of Flow Technologies revenue in the quarter, increased 1 percent.

•	Core sales in the Food & Beverage vertical, which accounted for approximately 15 percent of Flow Technologies revenue in the quarter, decreased 6 percent.

•	Core sales in the Industrial vertical, which accounted for approximately 15 percent of Flow Technologies revenue in the quarter, decreased 10 percent.

•	Core sales in the Infrastructure vertical, which accounted for approximately 15 percent of Flow Technologies revenue in the quarter, decreased 13 percent.
Flow Technologies fourth quarter segment income of $26 million represented a 5 percent increase as compared to $25 million in the same quarter last year. Fourth quarter 2014 segment margins increased 110 basis points to 10.3 percent.
Technical Solutions delivered fourth quarter 2014 sales of $465 million, up 3 percent versus the prior year quarter. Core sales grew 7 percent in the fourth quarter.

•	Core sales in the Industrial vertical, which accounted for approximately 45 percent of Technical Solutions revenue in the quarter, increased 6 percent.

•	Core sales in the Energy vertical, which accounted for approximately 25 percent of Technical Solutions revenue in the quarter, increased 12 percent.

•	Core sales in the Residential & Commercial vertical, which accounted for approximately 15 percent of Technical Solutions revenue in the quarter, increased 11 percent.
Technical Solutions delivered fourth quarter segment income of $106 million, up 7 percent compared to $99 million in the same quarter last year. Fourth quarter 2014 segment margins increased 90 basis points to 22.9 percent.

OUTLOOK
The company updated its full year 2015 EPS outlook to a range of $4.10 - $4.25 from a range of $4.20 - $4.35 reflecting the anticipated unfavorable impact of foreign currency translation. On an adjusted basis, this would represent an increase of 10 percent over 2014 adjusted EPS of $3.78. The company anticipates full year 2015 sales of $6.9 billion, or down approximately 2 percent on a reported basis and up 2 to 3 percent on a core sales basis. The company expects to generate free cash flow in excess of 115 percent of net income in 2015.
“While the stronger dollar has created additional foreign currency translation headwinds, our core business remains positioned to grow low single digits,” said Hogan. "Our cash flow remains strong and we remain committed to delivering more consistent, predictable growth while demonstrating our strong internal execution capabilities."
In addition, the company introduced first quarter 2015 EPS guidance of $0.75 - $0.77, up approximately 7 percent on an adjusted basis versus the same quarter last year's adjusted EPS. The company expects first quarter revenue to be approximately $1.6 billion, which would be down 2 to 3 percent on a reported basis and up 2 to 3 percent on a core basis compared to first quarter 2014 revenue.

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EARNINGS CONFERENCE CALL
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance, fourth quarter and full year 2014 results, and 2015 outlook on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to successfully complete the disposition of our Water Transport business on anticipated terms and timetable; overall global economic and business conditions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, complete and integrate acquisitions; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q for the quarter ended September 27, 2014 and our 2013 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this report. We assume no obligation, and disclaim any obligation, to update the information contained in this report.

ABOUT PENTAIR PLC
Pentair plc (www.pentair.com) delivers industry-leading products, services and solutions for its customers’ diverse needs in water and other fluids, thermal management and equipment protection. With 2014 revenues of $7.0 billion, Pentair employs approximately 30,000 people worldwide.

PENTAIR CONTACTS:
Jim Lucas
Vice President, Investor Relations
Direct: 763-656-5575
Email: jim.lucas@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Direct: 763-656-5589
Email: rebecca.osborn@pentair.com

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net sales	$1,802.5	$1,831.0	$7,039.0	$6,999.7
Cost of goods sold	1,161.6	1,200.5	4,563.0	4,629.6
Gross profit	640.9	630.5	2,476.0	2,370.1
% of net sales	35.6%	34.4%	35.2%	33.9%
Selling, general and administrative	422.8	350.2	1,493.8	1,493.7
% of net sales	23.5%	19.2%	21.2%	21.3%
Research and development	29.1	28.0	117.3	122.8
% of net sales	1.6%	1.5%	1.7%	1.8%
Impairment of trade names	—	11.0	—	11.0
% of net sales	—%	0.6%	—%	0.2%
Operating income	189.0	241.3	864.9	742.6
% of net sales	10.5%	13.2%	12.3%	10.6%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(0.3)	(0.3)	(1.2)	(2.0)
Loss (gain) on sale of businesses, net	—	(4.0)	0.2	(20.8)
Net interest expense	17.5	17.1	68.6	70.9
Income from continuing operations before income taxes and noncontrolling interest	171.8	228.5	797.3	694.5
Provision for income taxes	34.0	64.1	182.3	177.0
Effective tax rate	19.8%	28.1%	22.9%	25.5%
Net income from continuing operations before noncontrolling interest	137.8	164.4	615.0	517.5
Income (loss) from discontinued operations, net of tax	(9.0)	(3.9)	(6.4)	25.9
Loss from sale / impairment of discontinued operations, net of tax	—	(0.8)	(385.7)	(0.8)
Net income before noncontrolling interest	128.8	159.7	222.9	542.6
Noncontrolling interest	—	1.5	—	5.8
Net income attributable to Pentair plc	$128.8	$158.2	$222.9	$536.8
Earnings (loss) per ordinary share attributable to Pentair plc
Basic
Continuing operations	$0.75	$0.82	$3.23	$2.54
Discontinued operations	(0.05)	(0.02)	(2.06)	0.13
Basic earnings per ordinary share attributable to Pentair plc	$0.70	$0.80	$1.17	$2.67
Diluted
Continuing operations	$0.74	$0.81	$3.18	$2.50
Discontinued operations	(0.05)	(0.03)	(2.03)	0.12
Diluted earnings per ordinary share attributable to Pentair plc	$0.69	$0.78	$1.15	$2.62
Weighted average ordinary shares outstanding
Basic	183.1	198.1	190.6	201.1
Diluted	185.8	201.6	193.7	204.6
Cash dividends paid per ordinary share	$0.30	$0.25	$1.10	$0.96

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2014	December 31, 2013
In millions
Assets
Current assets
Cash and cash equivalents	$110.4	$256.0
Accounts and notes receivable, net	1,205.9	1,285.0
Inventories	1,130.4	1,195.1
Other current assets	361.8	361.6
Current assets held for sale	93.6	134.4
Total current assets	2,902.1	3,232.1
Property, plant and equipment, net	950.0	1,044.3
Other assets
Goodwill	4,741.9	4,860.7
Intangibles, net	1,608.1	1,749.9
Other non-current assets	436.2	390.0
Non-current assets held for sale	11.9	466.3
Total other assets	6,798.1	7,466.9
Total assets	$10,650.2	$11,743.3
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$6.7	$2.5
Accounts payable	583.1	576.9
Employee compensation and benefits	305.5	312.4
Other current liabilities	696.1	645.9
Current liabilities held for sale	35.1	72.5
Total current liabilities	1,626.5	1,610.2
Other liabilities
Long-term debt	2,997.4	2,547.9
Pension and other post-retirement compensation and benefits	322.0	320.2
Deferred tax liabilities	528.3	557.0
Other non-current liabilities	497.7	456.4
Non-current liabilities held for sale	6.5	33.9
Total liabilities	5,978.4	5,525.6
Equity	4,671.8	6,217.7
Total liabilities and equity	$10,650.2	$11,743.3

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
	Twelve months ended
In millions	December 31, 2014	December 31, 2013
Operating activities
Net income loss before noncontrolling interest	$222.9	$542.6
(Income) loss from discontinued operations, net of tax	6.4	(25.9)
Loss from sale / impairment of discontinued operations, net of tax	385.7	0.8
Adjustments to reconcile net income (loss) from continuing operations before noncontrolling interest to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(1.2)	(2.0)
Depreciation	138.7	141.3
Amortization	114.0	134.1
Gain (loss) on sale of businesses, net	0.2	(20.8)
Deferred income taxes	1.7	54.0
Share-based compensation	33.6	31.1
Impairment of trade names	—	11.0
Excess tax benefits from share-based compensation	(12.6)	(16.8)
Pension and other post-retirement expense (benefit)	76.2	(31.3)
Pension and other post-retirement contributions	(27.7)	(34.0)
Loss (gain) on sale of assets	(1.5)	3.9
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	9.0	(106.3)
Inventories	(3.7)	58.1
Other current assets	(22.0)	(5.7)
Accounts payable	34.5	41.1
Employee compensation and benefits	13.2	66.3
Other current liabilities	45.5	41.2
Other non-current assets and liabilities	(7.9)	48.6
Net cash provided by (used for) operating activities of continuing operations	1,005.0	931.3
Net cash provided by (used for) operating activities of discontinued operations	3.4	(3.4)
Net cash provided by (used for) operating activities	1,008.4	927.9
Investing activities
Capital expenditures	(129.6)	(170.0)
Proceeds from sale of property and equipment	13.1	6.0
Proceeds from sale of businesses, net	0.3	43.5
Acquisitions, net of cash acquired	(12.3)	(92.4)
Other	0.2	1.7
Net cash provided by (used for) investing activities	(128.3)	(211.2)
Financing activities
Net receipts (repayments) of short-term borrowings	0.5	—
Net receipts of commercial paper and revolving long-term debt	468.6	104.2
Proceeds from long-term debt	2.2	0.7
Repayment of long-term debt	(16.8)	(7.4)
Debt issuance costs	(3.1)	(1.4)
Excess tax benefits from share-based compensation	12.6	16.8
Shares issued to employees, net of shares withheld	37.0	80.0
Repurchases of ordinary shares	(1,150.0)	(715.8)
Dividends paid	(211.4)	(194.2)
Purchase of / distribution to noncontrolling interest	(134.7)	(2.0)
Net cash provided by (used for) financing activities	(995.1)	(719.1)
Effect of exchange rate changes on cash and cash equivalents	(30.6)	21.0
Change in cash and cash equivalents	(145.6)	18.6
Cash and cash equivalents, beginning of year	256.0	237.4
Cash and cash equivalents, end of year	$110.4	$256.0

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Pentair plc and Subsidiaries
Free Cash Flow (Unaudited)
	Twelve months ended
In millions	December 31, 2014	December 31, 2013
Free cash flow
Net cash provided by (used for) operating activities of continuing operations	$1,005.0	$931.3
Capital expenditures	(129.6)	(170.0)
Proceeds from sale of property and equipment	13.1	6.0
Free cash flow	$888.5	$767.3

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2014
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Valves & Controls	$534.8	$633.9	$613.4	$612.7	$2,394.8
Process Technologies	418.3	496.8	437.8	480.3	1,833.2
Flow Technologies	282.0	300.3	274.5	249.8	1,106.6
Technical Solutions	415.3	408.6	438.8	465.4	1,728.1
Other	(6.4)	(5.5)	(6.1)	(5.7)	(23.7)
Consolidated	$1,644.0	$1,834.1	$1,758.4	$1,802.5	$7,039.0
Segment income (loss)
Valves & Controls	$61.7	$89.4	$96.4	$103.3	$350.8
Process Technologies	49.1	92.6	58.1	67.4	267.2
Flow Technologies	32.3	41.6	38.8	25.8	138.5
Technical Solutions	79.1	76.8	96.5	106.4	358.8
Other	(21.6)	(21.1)	(22.4)	(28.5)	(93.6)
Consolidated	$200.6	$279.3	$267.4	$274.4	$1,021.7
Segment income as a percent of net sales
Valves & Controls	11.5%	14.1%	15.7%	16.9%	14.6%
Process Technologies	11.7%	18.6%	13.3%	14.0%	14.6%
Flow Technologies	11.5%	13.9%	14.1%	10.3%	12.5%
Technical Solutions	19.1%	18.8%	22.0%	22.9%	20.8%
Consolidated	12.2%	15.2%	15.2%	15.2%	14.5%

	2013
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Valves & Controls	$585.8	$619.9	$611.5	$652.0	$2,469.2
Process Technologies	396.6	477.6	421.2	470.5	1,765.9
Flow Technologies	279.1	305.0	281.5	266.0	1,131.6
Technical Solutions	410.0	397.4	405.9	450.1	1,663.4
Other	(7.8)	(8.2)	(6.8)	(7.6)	(30.4)
Consolidated	$1,663.7	$1,791.7	$1,713.3	$1,831.0	$6,999.7
Segment income (loss)
Valves & Controls	$59.3	$83.9	$80.3	$79.3	$302.8
Process Technologies	46.2	79.5	59.9	67.6	253.2
Flow Technologies	27.7	41.3	38.7	24.6	132.3
Technical Solutions	69.7	70.0	83.7	99.0	322.4
Other	(33.3)	(28.5)	(24.7)	(21.9)	(108.4)
Consolidated	$169.6	$246.2	$237.9	$248.6	$902.3
Segment income as a percent of net sales
Valves & Controls	10.1%	13.5%	13.1%	12.2%	12.3%
Process Technologies	11.6%	16.6%	14.2%	14.4%	14.2%
Flow Technologies	9.9%	13.5%	13.8%	9.2%	11.7%
Technical Solutions	17.0%	17.6%	20.6%	22.0%	19.4%
Consolidated	10.2%	13.7%	13.9%	13.6%	12.9%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2014 to the “Adjusted” non-GAAP excluding the effect of 2014 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,644.0	$1,834.1	$1,758.4	$1,802.5	$7,039.0
Operating income—as reported	182.1	226.4	267.4	189.0	864.9
% of net sales	11.1%	12.3%	15.2%	10.5%	12.3%
Adjustments:
Restructuring and other	17.0	44.1	—	35.5	96.6
Pension and other post-retirement mark-to-market loss	—	—	—	49.9	49.9
Redomicile related expenses	1.5	8.8	—	—	10.3
Operating income—as adjusted	200.6	279.3	267.4	274.4	1,021.7
% of net sales	12.2%	15.2%	15.2%	15.2%	14.5%
Net income from continuing operations attributable to Pentair plc—as reported	125.5	159.2	192.5	137.8	615.0
Adjustments, net of tax	16.4	41.5	—	58.8	116.7
Net income from continuing operations attributable to Pentair plc—as adjusted	$141.9	$200.7	$192.5	$196.6	$731.7
Continuing earnings per ordinary share attributable to Pentair plc—diluted
Diluted earnings per ordinary share—as reported	$0.63	$0.81	$1.00	$0.74	$3.18
Adjustments	0.08	0.21	—	0.32	0.60
Diluted earnings per ordinary share—as adjusted	$0.71	$1.02	$1.00	$1.06	$3.78

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Vertical
for the quarter and year ended December 31, 2014 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Valves & Controls	(1)%	(5)%	—%	(6)%	(2)%	(1)%	—%	(3)%
Industrial	1%	(4)%	—%	(3)%	2%	(1)%	—%	1%
Residential & Commercial	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.
Energy	(3)%	(5)%	—%	(8)%	(4)%	(2)%	—%	(6)%
Food & Beverage	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.
Infrastructure	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.
Process Technologies	5%	(3)%	—%	2%	5%	(1)%	—%	4%
Industrial	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.
Residential & Commercial	5%	(2)%	—%	4%	8%	—%	—%	7%
Energy	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.
Food & Beverage	7%	(5)%	—%	2%	6%	(2)%	—%	5%
Infrastructure	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.
Flow Technologies	(4)%	(2)%	—%	(6)%	(2)%	(1)%	—%	(2)%
Industrial	(10)%	(4)%	—%	(14)%	(3)%	(1)%	—%	(4)%
Residential & Commercial	1%	(2)%	—%	(1)%	—%	(1)%	—%	(1)%
Energy	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.
Food & Beverage	(6)%	(2)%	—%	(8)%	—%	(1)%	—%	(1)%
Infrastructure	(13)%	(1)%	—%	(14)%	(6)%	—%	—%	(6)%
Technical Solutions	7%	(4)%	—%	3%	5%	(1)%	—%	4%
Industrial	6%	(4)%	—%	3%	3%	(1)%	—%	2%
Residential & Commercial	11%	(5)%	—%	6%	12%	(2)%	—%	10%
Energy	12%	(4)%	—%	8%	2%	(2)%	—%	—%
Food & Beverage	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.
Infrastructure	(1)%	(3)%	—%	(4)%	12%	(1)%	—%	11%
Total Pentair	2%	(4)%	—%	(2)%	2%	(1)%	—%	1%
Industrial	—%	(3)%	—%	(3)%	1%	(1)%	—%	—%
Residential & Commercial	5%	(2)%	—%	3%	6%	(1)%	—%	5%
Energy	1%	(5)%	—%	(4)%	(3)%	(2)%	—%	(4)%
Food & Beverage	4%	(4)%	—%	—%	4%	(1)%	—%	3%
Infrastructure	(1)%	(3)%	—%	(4)%	3%	(1)%	—%	3%
N.M. - Not Meaningful

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Pentair plc and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,663.7	$1,791.7	$1,713.3	$1,831.0	$6,999.7
Operating income—as reported	66.4	204.9	230.0	241.3	742.6
% of net sales	4.0%	11.4%	13.4%	13.2%	10.6%
Adjustments:
Inventory step-up and customer backlog	76.6	10.0	—	—	86.6
Restructuring and other	26.6	31.3	7.9	54.1	119.9
Pension and other post-retirement mark-to-market gain	—	—	—	(63.2)	(63.2)
Trade name impairment	—	—	—	11.0	11.0
Redomicile related expenses	—	—	—	5.4	5.4
Operating income—as adjusted	169.6	246.2	237.9	248.6	902.3
% of net sales	10.2%	13.7%	13.9%	13.6%	12.9%
Net income from continuing operations attributable to Pentair plc—as reported	45.2	138.6	165.0	162.9	511.7
Gain on sale of businesses, net of tax	(12.5)	—	—	(3.0)	(15.5)
Interest expense, net of tax	—	1.6	—	—	1.6
Adjustments, net of tax	79.8	33.0	0.5	13.4	126.7
Net income from continuing operations attributable to Pentair plc—as adjusted	$112.5	$173.2	$165.5	$173.3	$624.5
Continuing earnings per ordinary share attributable to Pentair plc—diluted
Diluted earnings per ordinary share—as reported	$0.22	$0.67	$0.81	$0.81	$2.50
Adjustments	0.32	0.17	0.01	0.05	0.55
Diluted earnings per ordinary share—as adjusted	$0.54	$0.84	$0.82	$0.86	$3.05